UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2009

OCCIDENTAL PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9210	95-4035997
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10889 Wilshire Boulevard Los Angeles, California	90024
(Address of principal executive offices)	(ZIP code)

Registrant’s telephone number, including area code:

(310) 208-8800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.  Other Events.

Proposed By-law Revision

Occidental is currently soliciting proxies from stockholders to approve an amendment to the Company’s Restated Certificate of Incorporation to permit holders of at least 25 percent of the outstanding common stock to call a special meeting of stockholders. In that connection, the Board approved By-law procedures to be followed in the event that the amendment is approved and then a special meeting is requested. The By-law procedures are set forth in Exhibit C to the Proxy Statement for the Company’s 2009 Annual Meeting of Stockholders.

Clause (b)(iii) of the By-law procedures provides that the Secretary shall not be required to call such a special meeting if an annual or special meeting was held within the prior twelve months for the same purpose, as determined by the Board.

In order to resolve a concern that Clause (b)(iii) of the By-law procedures might inhibit the calling of such a special meeting, management will recommend to the Board that the procedures be revised to delete Clause (b)(iii).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION
(Registrant)

DATE: April 16, 2009	/s/ DONALD P. DE BRIER
Donald P. de Brier, Executive Vice President, General Counsel and Secretary